Exhibit 16.1

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Certified Public Accountants & Management Consultants

September 30, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read AML Communications, Inc.’s statements included under Item 4.01 of its Form 8-K for September 30, 2004, and we agree with such statements concerning our firm.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP